4.1

                            COMMON STOCK CERTIFICATE


                                 PAR VALUE $.001

         NUMBER                                                 SHARES


                     PELICAN PROPERTIES, INTERNATIONAL CORP.
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

COMMON STOCK                                                              CUSIP

THIS CERTIFIES THAT


Is the owner of



         FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF PELICAN PROPERTIES, INTERNATIONAL CORPORATION, (hereinafter called the "Corporation"), transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation to all of which the holder by acceptance hereof assents.

         This Certificate is not valid unless countersigned and registered by the Transfer Agent.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Date


---------------------------                        ----------------------------
President                                          Secretary


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